Exhibit 99.1

World Fuel Services Corporation Completes Acquisition of Universal Weather and Aviation’s UVair® Fuel Business

---Expands Business and General Aviation Global Fuel Portfolio---

MIAMI--(BUSINESS WIRE)--March 4, 2020--World Fuel Services Corporation (NYSE: INT) today announced that it has completed the previously announced acquisition of Universal Weather and Aviation, Inc.’s UVair® fuel business.

“We are pleased to welcome the UVair® team to the World Fuel Services organization,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “This acquisition complements our organic growth initiatives and will provide additional momentum for the advancement of our global aviation platform.”

UVair, headquartered in Houston, Texas, serves business and general aviation customers at more than 5,000 locations worldwide. While Universal will maintain its international trip planning services business, as part of the purchase of the UVair® fuel business, Universal will now be working exclusively with World Fuel Services to provide fuel supply to their customers.

Contacts

Ira M. Birns, Executive Vice President &
Chief Financial Officer

Glenn Klevitz
Vice President, Treasurer & Investor Relations
305-428-8000